BBH EUROPEAN EQUITY FUND



           Proxy for Special Meeting of Shareholders--January 19, 2004



KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the BBH European Equity Fund, a portfolio of BBH Fund, Inc. (the "Corporation"), hereby appoint Gail C. Jones, Erin J. Dugan, M. Cole Dolinger and Angela Smith, or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the BBH European Equity Fund which the undersigned may be entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on January 19, 2004, at 5800 Corporate Drive, Pittsburgh, PA 15237-7010, at 2:00 p.m., and at any adjournment thereof.

The proxies named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matters. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

As discussed in the Proxy Statement that accompanies this proxy, shareholders of the BBH European Equity Fund are being asked to vote only on Proposal 1.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BBH FUND, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.



Proposal 1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which BBH International Equity Fund, a portfolio of BBH Fund, Inc. would acquire all the assets of BBH European Equity Fund, also a portfolio of BBH Fund, Inc., in exchange for Class N Shares of the BBH International Equity Fund to be distributed pro rata by BBH European Equity Fund to holders of its shares, in complete liquidation and termination of the BBH European Equity Fund.

                        FOR                     [   ]

                        AGAINST                 [   ]

                        ABSTAIN                 [   ]


                                       YOUR VOTE IS IMPORTANT

                                       Please complete, sign and return

                                       this card as soon as possible.







                                       Dated





                                       Signature





Please sign this proxy exactly as your name appears on the books of the Corporation. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


                              BBH PACIFIC BASIN EQUITY FUND



                Proxy for Special Meeting of Shareholders--January 19, 2004



KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the BBH Pacific Basin Equity Fund, a portfolio of BBH Fund, Inc. (the "Corporation"), hereby appoint Gail C. Jones, Erin J. Dugan, M. Cole Dolinger and Angela Smith, or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the BBH Pacific Basin Equity Fund which the undersigned may be entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on January 19, 2004, at 5800 Corporate Drive, Pittsburgh, PA 15237-7010, at 2:00 p.m., and at any adjournment thereof.

The proxies named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matters. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

As discussed in the Proxy Statement that accompanies this proxy, shareholders of the BBH Pacific Basin Equity Fund are being asked to vote only on Proposal 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BBH FUND, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.



Proposal  1.  To  approve  or  disapprove  a  proposed  Agreement  and  Plan  of
     Reorganization pursuant to which BBH International Equity Fund, a portfolio of BBH Fund, Inc. would acquire all the assets of BBH Pacific Basin Fund, also a portfolio of BBH Fund, Inc., in exchange for Class N Shares of the BBH International Equity Fund to be distributed pro rata by BBH Pacific Basin Fund to holders of its shares, in complete liquidation and termination of the BBH Pacific Basin Fund.

                        FOR                     [   ]

                        AGAINST                 [   ]

                        ABSTAIN                 [   ]


                                       YOUR VOTE IS IMPORTANT

                                       Please complete, sign and return

                                       this card as soon as possible.







                                       Dated





                                       Signature





Please sign this proxy exactly as your name appears on the books of the Corporation. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.